Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS FORT WORTH AUSTIN	FIRM and AFFILIATE OFFICES www.duanemorris.com	HANOI HO CHI MINH CITY SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NORTH JERSEY LAS VEGAS SOUTH JERSEY MYANMAR ALLIANCES IN MEXICO

November 29, 2024

Metropolitan Bank Holding Corp.

99 Park Avenue

New York, New York 10016

Re: Metropolitan Bank Holding Corp. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Metropolitan Bank Holding Corp., a New York corporation (the “Corporation”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the filing thereof with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus,” and as may be supplemented from time to time by one or more prospectus supplements, each, a “Prospectus Supplement”), provides for the registration by the Corporation of any combination of the following:

(i)    shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”);

(ii)   shares of the Corporation’s preferred stock, par value $0.01 per share (the “Preferred Stock”);

(iii)  depositary receipts representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Corporation and one or more depositaries to be named therein (each, a “Depositary”);

(iv)  debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Corporation (the “Trustee”) and the Corporation, in the form filed as Exhibit 4.4 or Exhibit 4.5 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

(v)  rights to purchase any combination of the Common Stock, Preferred Stock, Depositary Shares, or Debt Securities (the “Subscription Rights”) that the Corporation may issue under subscription rights agreements (each, a “Subscription Rights Agreement”) between the Corporation and a subscription rights agent to be selected by the Corporation (the “Subscription Rights Agent”), to be dated on or about the date of the first issuance of the applicable Subscription Rights thereunder; and

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(vi)   warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or any combination of the foregoing (the “Warrants” and, together with the Common Stock, Preferred Stock, Depositary Shares, Subscription Rights, and Debt Securities, the “Securities”) which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder (each, a “Warrant Agreement”), by and between a warrant agent to be selected by the Corporation (the “Warrant Agent”) and the Corporation.

The Corporation is registering the Securities for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

For purposes of rendering this opinion letter, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

a.       the Registration Statement, in the form filed or to be filed with the Commission, and the exhibits filed or to be filed in connection therewith;

b.       the Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of New York on November 24, 1997 and amended by that certain Certificate of Amendment filed with the Secretary of State of the State of New York on July 6, 2018, as certified by the Secretary of the Corporation (as amended, the “Certificate of Incorporation”);

c.       the Amended and Restated Bylaws of the Corporation, as certified by the Secretary of the Corporation (as amended and restated, the “Bylaws”); and

d.       resolutions of the Board of Directors of the Corporation, as attested to by the Secretary of the Corporation.

We also have examined and relied upon the originals, or copies certified to our satisfaction, of such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In rendering this opinion letter, we have assumed (i) the genuineness and authenticity of all signatures on original documents, (ii)  the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to originals of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) the accuracy, completeness and authenticity of certificates of public officials, (vi) that all records and other information made available to us by the Corporation on which we have relied are complete in all material respects, and (vii) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. As to all questions of fact material to the opinions expressed herein, we have relied solely upon the above-referenced certificates or comparable documents and have assumed that the statements of the Corporation contained in the Registration Statement are true and correct as to all factual matters stated therein, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

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For purposes of this opinion letter, we have further assumed the following:

(A)       with respect to our opinion in paragraph 1 below, that at the time of issuance and sale of any of the Offered Common Stock (as defined below), the Corporation has authorized and reserved and made available for issuance a sufficient number of shares of the Common Stock, and that the consideration for the issuance and sale of the Offered Common Stock is cash in an amount that is not less than the par value of the Common Stock;

(B)       with respect to our opinion in paragraphs 2 and 3 below, that at the time of issuance and sale of any Offered Preferred Stock or Offered Depositary Shares (each as defined below), the Corporation has authorized and reserved and made available for issuance a sufficient number of shares of the Preferred Stock, and that the consideration for the issuance and sale of the Offered Preferred Stock or Offered Depositary Shares is cash in an amount that is not less than the par value of the Preferred Stock or Depositary Shares, respectively;

(C)       with respect to Securities being issued upon conversion of any convertible Offered Preferred Stock or convertible Offered Depositary Shares, that the applicable convertible Offered Preferred Stock or convertible Offered Depositary Shares will be validly issued, fully paid and nonassessable;

(D)       with respect to any Securities being issued upon exercise of any Offered Subscription Rights (as defined below) or Offered Warrants (as defined below), that the applicable Offered Subscription Rights or Offered Warrants will on their date of issuance be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(E)       with respect to the Debt Securities, the Subscription Rights, and the Warrants, that the laws of the State of New York will govern any Indenture, Subscription Rights Agreements or Warrant Agreements with respect thereto.

We express our opinion solely with respect to the federal laws of the United States and the laws of the State of New York. We base our opinions on these laws as in effect on the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in the Registration Statement or any Prospectus Supplement or of any subsequent changes in applicable law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications stated in this opinion, we are of the opinion that:

1.       With respect to the Common Stock offered under the Registration Statement (the “Offered Common Stock”), provided that: (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (ii) the Corporation has duly authorized the issuance of the Offered Common Stock by all necessary corporate action; (iii) the issuance and sale of the Offered Common Stock does not violate any applicable law, the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Corporation, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) the certificates for the Offered Common Stock have been duly executed by the Corporation, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock, or upon exercise of any Offered Warrants or Offered Subscription Rights in accordance with their terms, be validly issued, fully paid and nonassessable.

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2.       With respect to the Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), provided that: (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (ii) the Corporation has duly authorized the issuance of the Offered Preferred Stock by all necessary corporate action; (iii) the issuance and sale of the Offered Preferred Stock does not violate any applicable law, the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Corporation, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) the certificates for the Offered Preferred Stock have been duly executed by the Corporation, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants or Offered Subscription Rights in accordance with their terms, be validly issued, fully paid and nonassessable.

3.        With respect to the Depositary Shares offered under the Registration Statement (the “Offered Depositary Shares”), provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered and filed as required by such laws; (ii) the terms of the Offered Depositary Shares and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; (iii) the terms and issuance of the Preferred Stock relating to such Offered Depositary Shares have been duly authorized by all necessary corporate action on the part of the Corporation; (iv) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Depositary for deposit in accordance with the applicable Depositary Agreement against payment therefor; and (v) the receipts evidencing the Offered Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Depositary Agreement, then such Depositary Agreement will constitute a valid and legally binding obligation of the Corporation, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles, regardless of whether considered in a proceeding at law or in equity.

4.       With respect to any series of the Debt Securities issued under the Indenture, and offered under the Registration Statement (the “Offered Debt Securities”), provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Corporation and the Trustee by all necessary corporate action; (iii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Corporation and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the issuance and terms of the Offered Debt Securities have been duly authorized by the Corporation by all necessary corporate action; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (vi) the notes representing the Offered Debt Securities have been duly executed and delivered by the Corporation and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Offered Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Subscription Rights or Warrants in accordance with their terms, will be valid and legally binding obligations of the Corporation, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles, regardless of whether considered in a proceeding at law or in equity.

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5.       With respect to the Subscription Rights offered under the Registration Statement (the “Offered Subscription Rights”), provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (ii) the Corporation has duly authorized the issuance of the Offered Subscription Rights by all necessary corporate action; (iii) the issuance and sale of the Offered Subscription Rights does not violate any applicable law, the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Corporation, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) the Offered Subscription Rights have been duly executed and delivered by the Corporation and authenticated by the Subscription Rights Agent therefor pursuant to the applicable Subscription Rights Agreement and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Subscription Rights, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock in accordance with their terms, be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding at law or in equity.

6.       With respect to the Warrants offered under the Registration Statement (the “Offered Warrants”), provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (ii) the Corporation has duly authorized the issuance of the Offered Warrants by all necessary corporate action; (iii) the issuance and sale of the Offered Warrants does not violate any applicable law, the Certificate of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Corporation, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) the Offered Warrants have been duly executed and delivered by the Corporation and authenticated by the Warrant Agent therefor pursuant to the applicable Warrant Agreement and duly delivered to the purchasers thereof against payment therefor, then, and only then will the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock in accordance with their terms, be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding at law or in equity.

This opinion letter is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours, /s/ Duane Morris LLP